EXHIBIT 4.1

                         DYNA GROUP INTERNATIONAL, INC.

                          2005 Stock Compensation Plan

1. PURPOSE. This Plan is intended to provide employees, directors, consultants and other individuals (individually, a "Participant" and, collectively, the "Participants") rendering services to or on behalf of Dyna Group International, Inc. (the "Corporation") and/or one or more of its subsidiaries (individually, a "Subsidiary" and, collectively, the "Subsidiaries") an opportunity to acquire an equity interest in the Corporation. The Corporation intends to use the Plan to link the long-term interests of shareholders of the Corporation and Plan Participants, attract and retain Participants' services, motivate Participants to increase the Corporation's value, and create flexibility in compensating Participants. The Plan allows the Corporation to reward Participants with (i) incentive stock options and/or non-qualified stock options to purchase shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Corporation, (ii) stock appreciation rights with respect to shares of Common Stock, (iii) performance share awards which are designated as a specified number of shares of Common Stock and earned based on performance, and (iv) performance unit awards which are designated as having a certain value per unit and earned based on performance (individually an "Award" and collectively the "Awards"). The Corporation has reserved the number of shares of Common Stock of the Corporation specified in Section 6(a) for purposes of the Plan.

2. DEFINITIONS. The following words have the meanings set forth below when used in the Plan or any Award.

      "Award" shall mean any grant of a benefit under the Plan.

      "Award Agreement" shall mean, with respect to each Award, the signed written agreement between the Corporation and the Participant receiving the Award setting forth the terms and conditions of the Award. The general terms and conditions described in this Plan with respect to such type of Award shall be incorporated by reference into the Award Agreement and shall apply to such Award, except to the extent specifically provided otherwise in the Award Agreement.

      "Board" shall mean the Board of Directors of the Corporation.

      "Change-in-Control" of the Corporation shall mean any of the following events occurring on or following the Effective Date of the Plan: (i) any Person (other than those Persons in control of the corporation on the Effective Date of the Plan, a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined Voting Power of the Corporation's then


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      outstanding securities; or (ii) individuals who on the Effective Date constitute the Board (and any new Director whose election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof; or
      (iii) the stockholders of the Corporation approve (A) a plan of complete liquidation of the Corporation, (B) an agreement for the sale or disposition of all or substantially all the Corporation's assets other than to Person controlled by the Corporation or by the stockholders of the Corporation, or (C) a merger, consolidation, or reorganization of the Corporation with or involving any other entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined Voting Power of the securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. However, in no event shall a Change-in-Control be deemed to have occurred with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is either directly or indirectly an equity participant in the purchasing group (except for passive ownership of less than three percent (3%) of the stock of the purchasing group or ownership of equity participation in the purchasing group which is otherwise not significant, as determined prior to the Change-in-Control by the Committee).

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Committee" shall mean any special committee appointed by the Board in accordance with Section 4 to administer the Plan, or if no such committee has been appointed by the Board, the Board.

      "Common Stock" shall mean the Common Stock, $.001 par value per share, of the Corporation, as constituted on the Effective Date of the Plan, or any shares or securities into which the Common Stock may be changed, reclassified, subdivided, consolidated or converted thereafter.

      "Consultant" shall mean any natural person who is not an Employee or Director and who has or will render services to or on behalf of the Corporation or a Subsidiary.

      "Corporation" shall mean Dyna Group International, Inc., a corporation organized under the laws of the State of Nevada, and any successor or continuing corporation resulting from the amalgamation of the Corporation and any other corporation or resulting from any other form of corporate reorganization of the Corporation.

      "Director" shall mean a member of the Board.


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      "Effective Date" shall mean February 8, 2005.

      "Employee" shall mean any individual, including an officer, who is a common law employee of the Corporation or a Subsidiary.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exercise Price" shall mean: (i) with respect to an Option, the price per Share at which the Option may be exercised, as determined by the Committee and as specified in the Participant's Award Agreement; or (ii) with respect to a Stock Appreciation Right, the price per Share which is the base price for determining the future value of the Stock Appreciation Right, as determined by the Committee and as specified in the Participant's Award Agreement.

      "Fair Market Value" shall mean the value of one Share determined as of any specified date as follows: (i) if the Shares are traded on any recognized United States securities exchange, the value per Share shall be the closing price of the Common Stock on the business day immediately preceding such specified date (or, if there are no sales on that day, the last preceding day on which there was a sale) on the principal exchange on which the Common Stock is traded; (ii) if the Shares are not traded on any United States securities exchange but are traded on any formal over-the-counter quotation system in general use in the United States, the value per Share shall be the mean between the closing bid and closing asked quotations for the Common Stock on the business day immediately preceding such specified date (or, if there are no such quotations on that day, the last preceding day on which there were such quotations) on the principal system on which the Common Stock is traded; or (iii) if neither Paragraph (i) nor (ii) applies, then the value per Share shall be determined by the Committee in good faith as an estimate of the value per Share a willing purchaser would pay a willing seller in an arms' length transaction with both parties having full knowledge of all relevant material facts and neither party being compelled to buy or sell. Such determination shall be conclusive and binding on all persons. The Committee may engage an independent appraiser to determine the Fair Market Value of the Shares on any date.

      "For Cause" shall mean the termination of a Participant's status as an Employee, a Director or Consultant (as applicable) for (i) willful failure to substantially perform the Participant's duties (other than any such failure resulting from the Participant's Total and Permanent Disability);
      (ii) material breach of any employment, consulting, confidentiality or similar agreement with the Corporation or a Subsidiary; (iii) conviction (whether after trial, plea of guilty or plea of nolo contendere) of any act of fraud, embezzlement, theft, or other act constituting a felony; or
      (iv) gross misconduct or willful violation of a Corporation or a Subsidiary policy which is materially and demonstrably injurious to the Corporation and/or a Subsidiary; provided, however, no act or failure to act on the Participant's part shall be considered "willful" if done, or omitted to be done, by the Participant in good faith and with the reasonable belief that the Participant's action or omission was in the best interest of the Corporation or the Subsidiary.


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      "Incentive Stock Option" shall mean an Option of the type which is described in Section 422(b) of the Code.

      "Non-Employee Director" shall mean a member of the Board who is not an Employee of the Corporation or any Subsidiary.

      "Non-qualified Stock Option" shall mean an Option which is not of the type described in Section 422(b) of the Code.

      "Option" shall mean the right to purchase one or more Shares of Common Stock, whether granted as an Incentive Stock Option or as a Non-qualified Stock Option, for a specified price.

      "Participant" shall mean any individual to whom an Award has been granted under the Plan, and any Permitted Transferee of such Award.

      "Performance Share" shall mean an Award designated as a specified number of Shares which may, in whole or in part, be earned by and paid to a Participant at the end of a performance period based on the achievement of the performance objectives specified in the Participant's Award Agreement.

      "Performance Unit" shall mean an Award designated as a specified dollar value which may, in whole or in part, be earned by and paid to the Participant at the end of a performance period based on the achievement of the performance objectives specified in the Participant's Award Agreement.

      "Permitted Transferee" shall mean, with respect to an individual to whom an Award has been granted under the Plan, (i) the spouse or child or children of such individual or a trust or other entity established for their benefit; (ii) the duly appointed conservator or other legal representative of a mentally incompetent Participant; and (iii) the estate of a deceased Participant.

      "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 14(d) and 14(d) thereof, including a "group" as defined in Section 14(d).

      "Plan" shall mean this Dyna Group International, Inc. 2005 Stock Compensation Plan, as amended.

      "Restricted Stock" shall mean Share(s) of Common Stock issued to a Participant which will Vest in accordance with the conditions specified in the Participant's Award Agreement.


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      "Retirement" shall mean, except as otherwise specifically provided in an
      Award Agreement: (i) a Participant's voluntary termination of employment with the Corporation at or following "normal retirement age" (as defined in the Corporation's or the Subsidiary's qualified 401(k) retirement plan covering the Participant); or (ii) If there is no such plan, the Participant's voluntary termination of employment with the Corporation and, if applicable, all Subsidiaries at or following age 65.

      "Share" shall mean one authorized share of Common Stock.

      "Stock Appreciation Right" or "SAR" shall mean a right issued to a Participant to receive all or any portion of the future appreciation in the Fair Market Value of one Share over the Exercise Price provided in the Participant's Award Agreement.

      "Subsidiary" shall mean: (i) for purposes of granting Incentive Stock Options, any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 80% or more of the voting power in one of the other corporations in such chain; and (ii) for all other purposes of the Plan, any business entity (other than the Corporation) in which the Corporation has an equity interest.

      "Tandem Option/Stock Appreciation Right" shall mean an Option to purchase a specified number of Share(s) and a Stock Appreciation Right granted with respect to a specified number of Share(s) which are granted together and designated as a "Tandem Option/SAR" in the Participant's Award Agreement, whereby the exercise of either the Option or the SAR cancels the other granted in tandem with it.

      "Ten Percent Stockholder" shall, for purposes of granting Incentive Stock Options, have the meaning ascribed to such term in Code Section 422(b)(6) or in any successor provision of the Code.

      "Total and Permanent Disability" shall mean with respect to a Participant:
      (i) the mental or physical disability which satisfies the definition of "total disability" in the principal long-term disability policy or plan provided by the Corporation or a Subsidiary covering the Participant; or
      (ii) if no such policy is then covering the Participant, a physical or mental infirmity which, as determined by the Committee upon receipt of and in reliance on sufficient competent medical advice from one or more individuals selected by the Committee who are qualified to give professional medical advice, impairs or is expected to impair the Participant's ability to substantially perform the Participant's duties for a period of at least one hundred eighty (180) consecutive days.

      "Vest" or "Vesting" shall mean the date on which an Award becomes exercisable, payable and/or nonforfeitable, as applicable.


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      "Voting Power" shall mean the total combined rights to cast votes for election of the members of the Board.

3. EFFECTIVE DATE. The Plan was adopted by the Board on February 8, 2005, subject to the approval of the Corporation's shareholders in accordance with
Section 19.

4. ADMINISTRATION.

      (a) Administration by the Board or the Committee.

            (i) The Plan shall be administered by the Board, unless the Board appoints Committee to administer the Plan. With respect to any period during which the Board administers the Plan, the term "Committee" as used in the Plan and any Award Agreement shall mean the Board.

            (ii) Any Committee shall consist of not less than two members, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated by the Securities Exchange Commission under the Exchange Act, and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code and the regulations issued thereunder.

      (b) Actions of the Committee.

            (i) The Committee shall hold meetings at such times and places as it may determine. For a Committee meeting, if the Committee has two members, both members must be present to constitute a quorum, and if the Committee has three or more members, a majority of the Committee shall constitute a quorum. Acts by a majority of the members present at a meeting at which a quorum is present and acts approved in writing by all the members of the Committee shall constitute valid acts of the Committee.

            (ii) Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of any Award pursuant to the Plan, subject to the remainder of this Section 4(b)(ii). No member shall act upon the granting of an Award to himself or herself.

      (c) Powers of the Committee. On behalf of the Corporation and subject to the provisions of the Plan and Rule 16b-3 of the Exchange Act, the Committee shall have the authority and the sole and complete discretion to: (i) prescribe, amend and rescind rules and regulations of the Plan, and, if desired, delegate authority to take actions under the Plan to the President or other appropriate officer(s) of the Corporation within the limits determined by the Committee; (ii) select Participants to receive Awards; (iii) determine the form and terms of Awards; (iv) determine the number of Shares or other consideration subject to Awards; (v) determine whether Awards will be granted singly, in combination or in tandem with,


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      in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Corporation or any Subsidiary; (vi) construe and interpret in a consistent manner the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan; (vii) correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement; (viii) determine whether an Award has been earned and/or Vested; (ix) determine whether a Participant has incurred a Total and Permanent Disability; (x) accelerate or, with the consent of the Participant, defer the Vesting of any Award and/or the exercise date of any Award; (xi) determine whether a Participant's status as an Employee, Director or Consultant of the Corporation or any Subsidiary has been terminated For Cause; (xii) authorize any person to execute on behalf of the Corporation or any Subsidiary any instrument required to effectuate the grant of an Award;
      (xiii) with the consent of the Participant, reprice, cancel and reissue, or otherwise adjust the terms of an Award previously issued to the Participant; (xiv) determine when an Employee's period of employment is deemed to be continued during an approved leave of absence; (xv) determine when a Consultant's period of rendering service is deemed to be continuous notwithstanding a period of interrupted service and when a Consultant's period of rendering services has ended; (xvi) determine, upon review of relevant information, the Fair Market Value of the Common Stock; and
      (xvii) make all other determinations deemed necessary or advisable for the administration of the Plan.

      (d) Committee's Interpretation of the Plan. The Committee's interpretation and construction of any provision of the Plan, of any Award granted under the Plan, or of any Award Agreement shall be final and binding on all persons claiming an interest in an Award granted or issued under the Plan. Neither the Committee, a member of the Committee nor any Director shall be liable for any action or determination made in good faith with respect to the Plan. The Corporation, in accordance with its bylaws, shall indemnify and defend such parties to the fullest extent provided by law and such bylaws.

5. PARTICIPATION.

      (a) Eligibility for Participation. Subject to the conditions of Section 5(b), all Employees, Directors and Consultants rendering services to the Corporation and/or any Subsidiary are eligible to be selected as Participants by the Committee. The Committee's determination of an individual's eligibility for participation shall be final.

      (b) Eligibility for Awards. The Committee has the authority to grant Award(s) to Participants. A Participant may be granted more than one Award under the Plan.

6. SHARES OF STOCK OF THE CORPORATION.

      (a) Shares Subject to The Plan. Awards granted under the Plan shall be with respect to 750,000 authorized but unissued or reacquired Shares of Common Stock. The aggregate number of Shares granted as Options or Stock Appreciation Rights to a Participant during the term of the Plan shall not exceed 40% of the total authorized Shares under the Plan, including any additional Shares which may be authorized under the Plan in the future.


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      (b) Adjustment of Shares. In the event of an adjustment described in
      Section 14, then (i) the number of Shares reserved for issuance under the Plan, (ii) the Exercise Prices of and number of Shares subject to outstanding Awards, and (iii) any other factor pertaining to outstanding Awards shall be duly and proportionately adjusted, subject to any required action by the Board or the shareholders of the Corporation and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee.

      (c) Awards Not to Exceed Shares Available. The number of Shares subject to Awards which have been granted under the Plan at any time during the Plan's term shall not, in the aggregate at any time, exceed the number of Shares authorized for issuance under the Plan. The number of Shares subject to an Award which expires, is canceled, is forfeited or is terminated for any reason other than being settled in Shares, shall again be available for issuance under the Plan.

7. GENERAL TERMS AND CONDITIONS OF AWARDS.

      (a) Award Agreements. Each Award shall be evidenced by a written Award Agreement which shall set forth the terms and conditions pertaining to such Award. Each Award Agreement shall specify the manner and procedure for exercising an Award, if relevant for the Award, and specify the effective date of such exercise.

      (b) Number of Shares Covered by an Award. Each Award Agreement shall state the number of Shares subject to the Award, subject to adjustment of such Shares pursuant to Section 14.

      (c) Other Provisions. An Award Agreement may contain such other provisions as the Committee in its discretion deems advisable, including but not limited to: (i) restrictions on the exercise of the Award; (ii) submission by the Participant of such forms and documents as the Committee may require; and (iii) procedures to facilitate the payment of the Exercise Price of an Option under any method allowable under Section 17.

      (d) Vesting of Awards. Each Award Agreement shall include a Vesting schedule describing the date, event or act upon which an Award shall Vest, in whole or in part, with respect to all or a specified portion of the Shares covered by such Award.

      (e) Effect of Termination of Employment, Directorship or Consultancy on Nonvested and Vested Awards.

            (i) For purposes of the Plan, a Participant's status as an Employee, a Director or a Consultant shall be determined by the Committee and will be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence, as determined by the Committee.


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            (ii) If a Participant ceases to be an Employee, a Director and/or a
            Consultant for any reason (A) the Participant's Award(s) which are not Vested at the time that the Participant ceases to be an Employee, a Director or a Consultant (as applicable) shall be forfeited, and (B) the Participant's Award(s) which are Vested at the time the Participant ceases to be an Employee, a Director or a Consultant (as applicable) shall be forfeited and/or expire on the terms specified in Sections 8 through 11, as applicable, except to the extent specifically provided otherwise in the Participant's Award Agreement.

      (f) Nontransferability of Awards. An Award granted to a Participant shall, during the lifetime of the Participant, be exercisable only by the Participant and shall not be assignable or transferable except to a Permitted Transferee. Any attempted pledge, hypothecation, assignment, transfer or attachment by any creditor in violation of this Section 7(f) shall be null and void.

      (g) Modification, Extension or Renewal of Awards. Within the limitations of the Plan, the Committee may, in its discretion, modify, extend or renew any outstanding Award or accept the cancellation of outstanding Award(s) for the granting of a new Award(s) in substitution therefore. Notwithstanding the preceding sentence, no modification of an Award shall:
      (i) without the consent of the Participant, alter or impair any rights or obligations under any Award previously granted; (ii) without the consent of the Participant, cause an Incentive Stock Option previously granted to fail to satisfy all the conditions required to qualify as an Incentive Stock Option; or (iii) exceed or otherwise violate any limitation set forth in the Plan.

      (h) Rights as a Stockholder. A Participant shall have no rights as a stockholder of the Corporation with respect to any Shares subject to Award until the date a stock certificate for such Shares is issued to the Participant. No adjustment shall be made for dividends (ordinary or extraordinary or whether in currency, securities, or other property), distributions, or other rights for which the record date is prior to the date such stock certificate is issued.

8. SPECIFIC TERMS AND CONDITIONS OF OPTIONS.

      (a) Exercise Price. Each Award Agreement shall state the Exercise Price for the Shares to which the Option pertains; provided that the Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Shares determined as of the date the Option is granted and the Exercise Price of an Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Shares determined as of the date the Option is granted.

      (b) Limitation on Incentive Stock Options. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the date of grant of such Incentive Stock Option) of all Shares with respect to which a Participant's Incentive Stock Options first become Vested during any


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      calendar year (under the Plan and under other incentive stock option plans, if any, of the Corporation and its Subsidiaries) shall not exceed US$100,000. Any purported Incentive Stock Options in excess of such limitation shall be recharacterized as Non-qualified Stock Options.

9. SPECIFIC TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

      (a) Exercise Price.

            (i) Each Stock Appreciation Right Award Agreement shall state the number of Shares to which it pertains and the Exercise Price which is the basis for determining future appreciation, subject to adjustment pursuant to Section 14.

            (ii) A Stock Appreciation Right shall be issued to and exercised by a Participant without payment by the Participant of any consideration.

      (b) Exercise and Settlement of Stock Appreciation Rights.

            (i) A Participant may exercise a Stock Appreciation Right only on or after the date on which the Stock Appreciation Right Vests and only on or before the date on which the Stock Appreciation Right expires.

            (ii) A Participant's properly exercised Stock Appreciation Right may be settled in the form of cash (either in a lump sum payment or in installments), whole Shares or a combination thereof, as the Award Agreement prescribes.

10. SPECIFIC TERMS AND CONDITIONS OF RESTRICTED STOCK.

      (a) Purchase Price.

            (i) Each Award Agreement shall state the number of Shares to which it pertains and the purchase price per Share, if any, that the Participant paid for such Shares, subject to adjustment pursuant to
            Section 14.

            (ii) A Share of Restricted Stock may be issued to a Participant with or without payment by the Participant of any consideration (other than past and/or future services), unless the Participant is required, pursuant to the related Award Agreement, to pay a minimum purchase price, such as par value, for such Shares.

      (b) Forfeiture of Restricted Stock. If a Participant's status as an Employee, Director or Consultant terminates for any reason, any Share of Restricted Stock which was not Vested or did not become Vested as the result of the Participant's termination shall be forfeited immediately.


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      (c) Certificates Representing Non-Vested Shares of Restricted Stock. As a
      condition to receiving an Award of Restricted Shares which are not Vested, the Participant shall duly execute a "power of attorney" or a form of "stock power" provided by the Corporation with respect to such Shares authorizing the re-transfer, without any further action by the Participant, to the Corporation any Shares which may be forfeited by the Participant. The Corporation shall retain the stock certificate evidencing such Shares until the Shares are Vested. If, in the opinion of the Corporation and its counsel, the retention of the stock certificate representing such Restricted Shares is no longer required, the Corporation shall deliver to the Participant a stock certificate representing such Shares, bearing such restrictive legends as are required or may be deemed advisable under the Plan or the provisions of any applicable law.

      (d) Legends. Stock certificates evidencing Restricted Shares shall bear a restrictive legend noting the forfeiture provisions attached to such Shares and such other restrictive legends as are required or may be deemed advisable by the Committee under the Plan or the provisions of any applicable law.

11. PERFORMANCE SHARES AND PERFORMANCE UNITS.

      (a) Number of Shares Covered by a Performance Share Award. Each Performance Share Award Agreement shall state the number of Shares to which it pertains, subject to adjustment pursuant to Section 14.

      (b) Value and Criteria of a Performance Unit Award. Each Performance Unit Award Agreement shall state the value of such Award (in U.S. dollars) and the specific performance objectives necessary to Vest such Award.

      (c) Purchase Price. A Performance Share and a Performance Unit shall be issued to a Participant without payment by the Participant of any consideration (other than past and/or future services).

      (d) Settlement of a Performance Share and a Performance Unit. Following the end of the performance period applicable to a Performance Share or a Performance Unit and the Committee's determination of the extent to which the Award Vests, the Award shall be settled in the form of cash (either in a lump sum payment or in installments), whole Shares or a combination thereof, as the Award Agreement prescribes.

12. TERM OF PLAN. Awards may be granted pursuant to the Plan through the period commencing on the Effective Date and ending on December 31, 2015 at 11:59 p.m. All Awards which are outstanding on such date shall remain in effect until they are exercised or expire by their terms. The Plan shall expire for all purposes on December 31, 2025 at 11:59 p.m. The Board is authorized to extend the Plan for an additional term at any time; however, no Incentive Stock Options may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date of the Plan, unless an extension is approved by the shareholders of the Corporation within one (1) year of such extension.


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13. TERMINATION OF AWARDS. Except as otherwise specifically provided in an Award
Agreement, each Award shall expire, to the extent not Vested, on the date that the Participant ceases to be a Director, Employee or Consultant. Vested Awards shall expire on the first to occur of the following:

      (a) The date specified in the Award Agreement;

      (b) the tenth (10th) anniversary of the date the Award was granted or the fifth (5th) anniversary of the date the Award was granted if it is an Incentive Option granted to a Ten Percent Stockholder;

      (c) the date that the Participant ceases to be an Employee, Director or Consultant by voluntary resignation or by being terminated For Cause;

      (d) three (3) months after the Participant ceases to be an Employee, Director or Consultant for reasons other than For Cause, voluntary resignation, death or Total and Permanent Disability;

      (e) one year after the date the Participant ceases to be an Employee, Director or Consultant as a result of death or Total and Permanent Disability; or

      (f) the expiration of the Plan pursuant to Section 12.

14. RECAPITALIZATION, DISSOLUTION AND CHANGE OF CONTROL.

      (a) Recapitalization. Notwithstanding any other provision of the Plan to the contrary, but subject to any required action by the stockholders of the Corporation and compliance with any applicable securities laws, the Committee, in its sole discretion, shall make any adjustments to the class and/or number of Shares covered by the Plan, the number of Shares for which each outstanding Award pertains, the Exercise Price of an Option, the Exercise Price of a Stock Appreciation Right, and/or any other aspect of this Plan to prevent the dilution or enlargement of the rights of Participants under this Plan in connection with any increase or decrease in the number of issued Shares resulting from the payment of a Common Stock dividend, stock split, reverse stock split, recapitalization, combination, or reclassification or any other event which results in an increase or decrease in the number of issued Shares without receipt of adequate consideration by the Corporation (as determined by the Committee). The conversion of any convertible securities of the Corporation shall not be deemed to have been issued without adequate consideration.

      (b) Dissolution, Merger, Consolidation, or Sale or Lease of Assets. In connection with a Change-in-Control of the Corporation, the Committee may, in its sole discretion, declare that each Award shall expire immediately prior to the closing date of such transaction, provided that the Committee shall, to the extent possible considering the timing of the transaction, give at least thirty (30) days' prior written notice of such event to any Participant who shall then have the right to exercise his or her Vested Awards (as an Award Agreement may provide) through the closing date of such transaction, subject to earlier expiration pursuant to Section 13. The preceding sentence shall not apply if the surviving entity agrees to assume outstanding Awards.

      (c) Determination by the Committee. All adjustments described in this
      Section 15 shall be made by the Committee and shall be conclusive and binding on all persons.

      (d) Limitation on Rights of Participants. Except as expressly provided in this Section 15, no Participant shall have any rights by reason of any reorganization, dissolution, Change-in-Control, merger or acquisition. Any issuance by the Corporation or any Subsidiary of Awards shall not affect, and no adjustment by reason thereof shall be made with respect to, any Awards previously issued under the Plan.

      (e) No Limitation on Rights of Corporation. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation or any Subsidiary to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

15. SECURITIES LAW REQUIREMENTS.

      (a) Legality of Issuance. No Share shall be issued upon the exercise of any Award unless and until the Committee has determined that: (i) the Corporation, its Subsidiaries and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, as amended (the "Act"), or to perfect an exemption from registration requirements of the Act, or to determine that the registration requirements of the Act do not apply to such exercise; (ii) any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied; and (iii) any other applicable provision of state, federal or foreign law has been satisfied. As a condition to the issuance of any Share pursuant to an Award or the transfer of such Share, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such issuance or transfer will not be in violation of the Act or any other applicable securities laws or that such issuance or transfer has been duly registered under federal and all applicable state securities laws. The Corporation shall not be liable to any party for damages due to a delay in the delivery or issuance of any stock certificate for any reason.

      (b) Restrictions on Transfer; Representations of Participant; Legends. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Act or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. If the offering and/or sale of Shares under the Plan is not registered under the Act and the Corporation determines that the registration requirements of the Act apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Act, and to make such other representations, to execute such documents and to provide the Corporation with such information as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired pursuant to an unregistered transaction to which the Act applies shall bear a restrictive legend substantially in the following form and such other restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT"). THEY MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER EITHER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR THE REGISTRATION PROVISIONS OF THE ACT DO NOT APPLY TO SUCH PROPOSED TRANSFER.

      Any determination by the Corporation, its Subsidiaries and its counsel in connection with any of the matters set forth in this Section 15 shall be conclusive and binding on all persons.

      (c) Registration or Qualification of Securities. The Corporation and/or its Subsidiaries may, but shall not be obligated to, register or qualify the offering or sale of Shares under the Act or any other applicable law.

      (d) Exchange of Certificates. If, in the opinion of the Corporation, its Subsidiaries and its counsel, any legend placed on a stock certificate representing Shares issued pursuant to the Plan is no longer required, the Participant or the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

16. AMENDMENT OF THE PLAN. The Committee may, from time to time, terminate, suspend or discontinue the Plan, in whole or in part, or revise or amend it in any respect whatsoever including, but not limited to, the adoption of any amendment deemed necessary or advisable to qualify the Awards under rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") with respect to Participants who are subject to the provisions of Section 17 of the Exchange Act, or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan, with or without approval of the stockholders of the Corporation, but if any such action is taken without the approval of the Corporation's stockholders, no such revision or amendment shall:

      (a) Increase the number of Shares subject to the Plan, other than any increase pursuant to Section 14;

      (b) Change the designation of the class of persons eligible to receive Awards; or

      (c) Amend this Section 16 to defeat its purpose.

No amendment, termination or modification of the Plan shall, without the consent of a Participant, adversely affect the Participant with respect to any Award previously granted to the Participant.

17. PAYMENT FOR SHARE PURCHASES. Payment of the Exercise Price for any Shares purchased pursuant to the Plan may be made in cash (in U.S. dollars) or, where expressly approved for the Participant by the Committee, in its discretion, and where permitted by law:

      (a) By check;

      (b) By wire transfer of immediately available funds;

      (c) By cancellation of indebtedness of the Corporation or a Subsidiary to the Participant;

      (d) By surrender of Shares that either: (i) have been owned by the Participant for more than six months and have been "paid for" within the meaning of SEC Rule 144 (and, if such shares were purchased from the Corporation or a Subsidiary by use of a promissory note, such note has been fully paid with respect to such Shares); or (ii) were obtained by the Participant in the public market, in each case subject to applicable holding period and distribution restrictions required by the Act and the Exchange Act;

      (e) By waiver of compensation due or accrued to Participant for services rendered;

      (f) With respect only to purchases upon exercise of an Option, and provided that a public market for the Corporation's stock exists: (i) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price and any applicable withholding taxes directly to the Corporation or a Subsidiary;
      (ii) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price and any applicable withholding taxes directly to the Corporation or a Subsidiary; or

      (g) By any combination of the foregoing and/or by any other method approved by the Committee.

18. APPLICATION OF FUNDS. The proceeds received by the Corporation and its Subsidiaries from the sale of Common Stock pursuant to the exercise of an Option or in any other manner with respect to any Award shall be used for general corporate purposes.

19. APPROVAL OF SHAREHOLDERS. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the first meeting of shareholders of the Corporation following the adoption of the Plan by the Board, and in no event later than February 8, 2006. Prior to such approval, Awards may be granted but may not be exercised or settled. Pursuant to Section 16, certain amendments shall also be subject to approval by the Corporation's shareholders.

20. WITHHOLDING OF TAXES.

      (a) General. Whenever Shares are to be issued under the Plan, the Corporation or a Subsidiary may require, as a condition to such issuance of Shares, the Participant to remit to the Corporation or such Subsidiary, from any source, an amount sufficient to satisfy foreign, federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy foreign, federal, state, and local withholding tax requirements.

      (b) Stock Withholding. When, under applicable tax laws, a Participant incurs a tax liability in connection with the issuance of Shares under the Plan and the Participant is obligated to pay the Corporation or a Subsidiary the amount required to be withheld, the Participant may elect to satisfy the minimum withholding tax obligation by electing to have the Corporation or such Subsidiary withhold from the Shares to be issued the specific number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions: (i) the election must be made on or prior to the applicable Tax Date; (ii) once made, then except as provided below, the election shall be irrevocable as to the particular Shares as to which the election is made; and (iii) all elections shall be subject to the consent or disapproval of the Committee.

21. RIGHTS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT. The Plan shall not be construed to give any individual the right to remain in the employ of the Corporation (or a Subsidiary) or to affect the right of the Corporation (or such Subsidiary) to terminate such individual's status as an Employee, Director or Consultant at any time, with or without cause. The grant of an Award shall not entitle the Participant to, or disqualify the Participant from, participation in the grant of any other Award under the Plan or participation in any other plan maintained by the Corporation or any Subsidiary.

22. NOTICES. Any notice to be provided by one party to the other party under this Plan shall be deemed to have been duly delivered to the other party (a) on the date such notice is delivered at the address provided in a Participant's Award Agreement or at such other address as the party may notify the other party in writing at any time, or (b) on the date such notice is deposited in the United States mail as first class mail, postage prepaid if addressed to the party at the address provided in a Participant's Award Agreement or at such other address as the party may notify the other party in writing at any time. For the purposes of clause (a), the term "delivered" shall include hand delivery, delivery by facsimile, and delivery by electronic mail.

23. MISCELLANEOUS.

      (a) Unfunded Plan. The Plan shall be unfunded and the Corporation and its Subsidiaries shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

      (b) No Restrictions on Other Programs. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements or plans, subject to shareholder approval if such approval is required, and such arrangements or plan may be either generally applicable or applicable only to specific classes.

      (c) Governing Laws. The Plan and each Award Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or Award Agreement to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, in the County of the principal offices of the Corporation, to resolve any and all issues that may arise out of or relate to the Plan and any related Award Agreement.

      (d) Attorney Fees. In the event that a Participant or the Corporation or any Subsidiary brings an action to enforce the terms of the Plan or any Award Agreement and the Corporation or such Subsidiary prevails, the Participant shall pay all costs and expenses incurred by the Corporation and such Subsidiary in connection with that action, including reasonable attorney's fees, and all further costs and fees, including reasonable attorney's fees, incurred by the Corporation and such Subsidiary in connection with collection.

      (e) Invalidity or Unenforceability of Any Provision. If any provision of the Plan is or becomes or is deemed invalid, illegal of unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in effect.

      (f) No Fractional Shares. No fractional Shares may be issued under the Plan. The Committee shall determine whether to disregard any fractional Share, round up to the next higher Share, or round-down to the next lower Share.